EXHIBIT 99.1

USA Equities Corp Announces Co-Promotion Agreement with ENP Network for AllergiEnd®

and Upcoming University of Miami CME Workshop

-Further Expanding Independent Practitioner Network and Industry Visibility-

West Palm Beach, FL – June 9, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, today announced it has entered into a co-promotion agreement with ENP Network, the largest web-based services provider to the nurse practitioner (NP) community and nurse practitioner associations with over 260,000 members.

ENP Network will provide marketing and advertising support focused on the 27,843 sole proprietor nurse practitioners in its network. The products covered by this agreement include AllergiEnd®’s allergy diagnostic and allergen immunotherapy products and the upcoming University of Miami’s Miller School of Medicine Allergy Diagnostics and Allergen Immunotherapy Virtual CME event on June 26, 2021.

“We are very excited to be partnering with ENP Network which will further expand our independent medical provider customer network, leveraging ENP’s extensive network and industry knowledge of the nurse practitioner sector. Our AllergiEnd® allergy diagnostic and allergen immunotherapy products are well suited to provide nurse practitioners with enhanced chronic disease management, preventive solutions and value-based digital tools to evaluate and treat their patients. These procedures are also reimbursable under existing government and private insurance programs, providing NPs with an additional revenue stream for their practice. We look forward to announcing additional industry partnerships as we continue to execute on our growth strategy,” stated USAQ Chief Executive Officer Troy Grogan.

“In addition, the co-promotion of the upcoming University of Miami Allergy Diagnostics and Allergen Immunotherapy Virtual CME event also further expands our potential audience and industry visibility by educating medical practitioners relevant to our solutions to enhance patient quality of life through highly-targeted digital medicine and point of care support,” concluded Grogan.

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians and other medical practitioners to increase revenues by cost effectively diagnosing and treating chronic diseases that are generally referred to specialists. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular disease population.

For additional information, visit the Company’s website at www.USAQCorp.com

About ENP Network

ENP Network, is the largest and fastest growing provider of web-based services to the nurse practitioner industry. Founded in 2006, today it counts 249 nurse practitioner associations and more than 267,000 people as active members. ENP Network offers easy to use features and a unique way to target and engage nurse practitioners. Its members have access to extensive content including career opportunities, continuing education, industry news, upcoming events and the largest preceptor directory on the web.

For more information, please visit the Company’s website at www.enpnetwork.com.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM